Exhibit 99.1

Stephen Fowle

Executive Vice President

Chief Financial Officer

(772) 463-8977

Steve.fowle@seacoastbank.com

Seacoast Achieves Ambitious 2016 Earnings Goal And
Establishes Guidance for 2017

Fourth Quarter EPS Increased 56% Year-over-Year;

Second Consecutive Quarter of Record Loan Production; Strong Expense Management
and Ongoing Transformation Continue to Benefit Shareholders

STUART, Fla., February 1, 2017 /PRNewswire/ — Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported results for the fourth quarter and full year 2016.

Full-year 2016 net income improved $7.1 million to $29.2 million, up 32%; and fully diluted earnings per share increased 18% to $0.78 compared with $0.66 per diluted common share in 2015.  Adjusted net income1 increased to $37.5 million in 2016 from $25.3 million in 2015, up 48%; and adjusted diluted earnings per share1 rose 33% to $1.00 for the year, meeting Seacoast’s 2016 earnings target.

Fourth quarter 2016 net income totaled $10.8 million, an increase of $4.7 million, or 78%, from the same period of the prior year; and rose $1.6 million or 18% compared with third quarter 2016 levels. Adjusted net income1 increased $4.8 million, or 73%, from year-ago levels and $0.7 million or 7%, above the third quarter.  Diluted earnings per common share (EPS) were $0.28 and adjusted diluted EPS1 were $0.30 in the fourth quarter, compared to diluted EPS of $0.18 and adjusted diluted EPS1 of $0.19 in the fourth quarter last year.

Seacoast announced 2017 earnings guidance with expected full year adjusted EPS of $1.24 to $1.28 per share.

Growth and Transformation Highlights Reflect Significant Franchise Gains

•	Loans grew $723 million, or 34%, from year-ago levels. Adjusting for acquisitions, loan growth was $383 million, or 18%. Loans increased $110 million sequentially, recording a 16% annualized growth rate.
•	Seacoast maintained its balanced growth focus and conservative risk posture ending the year with commercial real estate loan concentration levels well below regulatory guidance.
•	Seacoast’s customer-analytics-driven transformation continues with debit card spend up 17% year-over-year, a new high, consumer loans sold to existing customers up 62% and 37% of deposits made outside the branch.

1 Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Financial Highlights Reflect Significant Efficiency Gains

•	Full year total revenues increased $35.3 million, or 25%, year-over-year to $177.4 million, reflecting significant franchise growth. Fourth quarter revenues increased $10.1 million, or 27%, from fourth quarter 2015 levels.
•	Fourth quarter efficiency ratio improved to 62.4%, down from 72.6% in the fourth quarter 2015. Adjusted efficiency ratio[1] was 60.8% an 830 basis points improvement from fourth quarter 2015.
•	Fourth quarter return on average assets (ROA) and return on average equity (ROE) improved to 0.94% and 9.80%, up from 0.69% and 6.78%, respectively, in the fourth quarter 2015. Adjusted ROA[1] was 0.99%, a 24 basis points improvement over fourth quarter 2015. Adjusted return on tangible common equity[1] (ROTCE) gained 420 basis points, reaching 13.1% during the fourth quarter.

Dennis S. Hudson, III, Chairman and CEO said, “We are pleased that we achieved our $1.00 adjusted EPS goal for 2016. Seacoast’s execution of our balanced growth strategy and continuing transformation drove exceptional franchise growth and performance improvement, allowing us to overcome unanticipated headwinds from a declining rate environment over much of 2016.

“Continued analytics-driven marketing and improved sales execution, combined with the favorable Florida economy, drove record loan production. This produced 16% annualized growth in total loans as compared with the third quarter of this year. We continue to honor our lending guardrails, resulting in a balanced approach and a well-diversified loan portfolio. Our portfolio remains extremely granular, with low commercial real estate concentration of approximately 214% of total capital.

“The fourth quarter also reflects the first full quarter of benefit from our 2016 acquisitions. Organic growth, targeted expense reduction strategies, and successful merger implementations drove significant continued operating leverage. Year-over-year revenues grew 27%, outpacing a twelve percent increase in noninterest expense over the corresponding period. Adjusted revenues,1 excluding securities gains and a bargain purchase gain taken in Q4 2015, grew 28%, outpacing a 14% increase in adjusted expenses1 over this same period.

”On an annual basis, we’ve now moved nearly 1 million basic check deposits out of our branch network and in to lower cost channels like ATMs and mobile.  When looking at all routine transactions in total, our customers are increasingly choosing more convenient channels to manage routine transactions.  At this point, we expect we’ll process more routine transactions through lower cost channels than in our branch network by July of this year.

“One year ago, we announced our $1.00 adjusted EPS goal for 2016. This was an aggressive target, a 33% increase from the prior year. We achieved that goal, and exited 2016 with improved results in all key performance measures and strong momentum in each of our business units. Adjusted ROA1 improved 24 basis points to 0.99% and adjusted ROTCE1 increased 420 basis points to 13.1% during last year.

“We begin 2017 with much improved performance and on a trajectory to outperform our peers.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

We will provide a broader discussion of our strategy to deliver long-term value for our shareholders and our three-year expectations at our upcoming investor day on February 22, 2017,” Hudson concluded.

FINANCIAL HIGHLIGHTS	4Q16	3Q16	2Q16	1Q16	4Q15
(Dollars in thousands except per share data)

Total Assets	$4,680,932	$4,513,934	$4,381,204	$4,001,323	$3,534,780

Loans	2,879,536	2,769,338	2,616,052	2,455,214	2,156,330

Deposits	3,523,245	3,510,493	3,501,316	3,222,447	2,844,387

Net Income	10,771	9,133	5,332	3,966	6,036

Diluted Earnings Per Share	0.28	0.24	0.14	0.11	0.18

Return on Average Assets (ROA)	0.94%	0.82%	0.51%	0.44%	0.69%

Return on Average Tangible Common Equity(ROTCE)[1]	12.5	10.9	6.6	5.1	7.8

Net Interest Margin	3.56	3.69	3.63	3.68	3.67
Efficiency Ratio	62.4	68.6	78.0	81.7	72.6

Pretax, Pre-provision Income [1]	$17,058	$14,002	$8,842	$6,600	$10,130

Average Diluted Shares Outstanding (000)	38,252	38,170	38,142	35,453	34,395
Adjusted Net Income [1]	$11,337	$10,588	$8,773	$6,758	$6,569
Adjusted Diluted Earnings Per Share [1]	0.30	0.28	0.23	0.19	0.19

Adjusted ROA [1]	0.99%	0.95%	0.84%	0.75%	0.75%
Adjusted ROTCE [1]	13.1	12.6	10.6	8.5	8.9

Adjusted Efficiency Ratio [1]	60.8	63.1	64.8	69.6	69.1
Adjusted Pretax, Pre-provision Income [1]	$17,775	$16,370	$14,607	$11,082	$10,990

Annualized Adjusted Noninterest Expenses as a Percentage of Average Assets [1]	2.57%	2.78%	2.77%	3.05%	2.97%

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Acquisitions Update

During the fourth quarter, we announced our acquisition of GulfShore Bancshares, Inc. (“GulfShore”) which accelerated our entry into the fast-growing, business-rich Tampa market, Florida’s second largest. We look forward to welcoming GulfShore’s customers to Seacoast following the integration, which is expected to be completed in the second quarter of 2017.

“In Tampa, we intend to follow our Orlando playbook, which has made us a Top Ten bank in only 20 months. In the first half of 2016, we acquired Floridian Financial Corporation and BMO Harris’ Orlando banking operations, making us the largest Florida-based bank in Orlando. Orlando now represents 37% of our franchise, measured by deposits, up from virtually no presence three years ago,” Hudson said.

Florida Economic Update

"Economic indicators continue to show strength for Florida’s economy and housing market,” Hudson commented. “A December 2016 report released by Wells Fargo Securities Economics Group commented, ‘The recently updated state GDP data and the Quarterly Census of Employment and Wages (QCEW) provide additional insight into Florida’s recent strong economic performance. Florida’s economy grew 2.9 percent year to year in Q2, far exceeding the nation’s 1.2 percent growth.” Hudson continued, “Their November report forecasted, ‘We look for Florida’s strong run of economic growth to carry over into 2017, albeit at a slightly more modest pace. Real GDP should grow 3.3 percent next year and nonfarm payrolls should add around 235,000 new jobs. Homebuilding should continue to gain momentum, as stronger jobs and income growth boosts household formation and encourages more job seekers to move to Florida.2

“Florida’s residential real estate market remains solid. November statistics released by Florida REALTORS continue to show a year-over-year increase in closed sales and median sales price, with time to contract continuing a shortening trend. With this improvement, however, home prices still remain well below pre-recession levels.” Hudson concluded.3

Management Update

“On January 26th, we announced that Charles M. (Chuck) Shaffer, who is currently executive vice president and head of community banking, was appointed chief financial officer and head of strategy, effective March 15th. This appointment reflects our commitment to identify and groom talent that will support the execution of our long-term growth strategy. Having spent nearly 20 years with Seacoast, across a variety of operational and financial roles, Chuck has the perfect complement of skills to lead Seacoast’s financial and strategic initiatives. I would also like to thank Steve Fowle for his invaluable contribution to Seacoast’s transformation over the past two years and wish him well in his next endeavor.

2 https://www08.wellsfargomedia.com/assets/pdf/commercial/insights/economics/regional-reports/fl-economic-outlook-20161101.pdf

3http://blog.comerica.com/2016/11/15/florida-economy-gains-momentum-heading-into-2017/

“I am also pleased to announce that we have appointed Julie Kleffel, currently executive vice president and head of small-business banking, to succeed Chuck as head of community banking, which includes our small-business unit. Julie has been a major asset in the growth of our small-business operations and possesses the leadership qualities that will enable her to continue to succeed in this new role,” Hudson stated.

Conference Call and Investor Day Information

Seacoast will host a conference call on Thursday, February 2, 2017 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (800)-774-6070 (passcode: 9408 151). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of February 2, by dialing (888) 843-7419 and using passcode: 9408 151.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of February 2, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

In addition, Seacoast will host an investor day in New York on Wednesday, February 22 from 8:00 a.m. to 12:00 p.m. Eastern Standard Time. Investors wishing to attend may contact Debra Policino via email at Debra.Policino@seacoastbank.com. The investor day will also be webcast and details will be provided closer to the date.

Fourth Quarter 2016 Income Statement Highlights

Strong Organic Growth Drives Continued Net Interest Income Improvement

Net interest income for the quarter totaled $37.4 million, an $8.3 million, or 29%, increase from fourth quarter 2015 levels. Net interest margin was 3.56%, down 11 basis points from the prior year. Year-over-year net interest income improvement reflects strong organic loan growth combined with growth from successful acquisitions in the first half of the year. The decrease in margin reflects decreased loan yields, reflecting the current low interest rate environment, partially offset by improved balance sheet mix.

Net interest income was level compared to the third quarter of 2016 and net interest margin decreased 13 basis points from 3.69% in the prior quarter. While quarter over quarter the Company recorded strong loan growth, the decrease reflects lower purchased loan accretion (approximately 6 basis points) combined with the impact of wholesale leverage (approximately 5 basis points) which improved net interest income and reduced margin.

Noninterest Income Growth Benefits from Acquisitions, Loan Growth

Noninterest income totaled $9.9 million for the fourth quarter of 2016, $1.7 million, or 21%, above the $8.2 million recorded in the same quarter of 2015. Excluding securities gains and a bargain purchase gain taken in the fourth quarter 2015, noninterest income totaled $9.9 million, $2.1 million, or 27%, above last year. Significant contributors to the increase in noninterest income include mortgage banking revenue, which increased $0.7 million, or 69%, from the year-ago period; deposit service charges, which increased $0.4 million, or 17%; interchange income, which increased $0.3 million, or 17%; other income, which increased $0.5 million, or 75%, and bank owned life insurance (“BOLI”) income which increased $0.2 million, or 54%, due to additional purchases during the quarter.

Noninterest income excluding securities gains increased $0.2 million from third quarter 2016 levels. Declines of $0.3 million in mortgage banking fees during the quarter were more than offset by increases in wealth management fees, up $0.2 million, or 13%, as a result of customer growth, additional BOLI income, up $0.2 million, or 60%, and growth-driven increases in transaction based services (service charges on deposits, interchange income, other deposit fees and other fees). Transaction-based revenue increased, in aggregate, despite the disruption of Hurricane Matthew in October.

Noninterest Expense Growth Reflects Merger Activity

Noninterest expense increased $3.1 million from the fourth quarter of 2015, including $1.6 million higher compensation-related costs. Fourth quarter 2016 expenses were impacted by $0.7 million in acquisition and other nonrecurring expenses compared to $1.3 million in the fourth quarter of 2015. Adjusted noninterest expense1 increased $3.7 million from prior-year levels. The year-over-year increase in adjusted expense reflects ongoing costs related to the acquisitions of Floridian Financial Group and BMO Harris’ Orlando operations, including salaries and benefits, occupancy and equipment, and data processing costs associated with the acquisitions, and costs to support significant organic growth and investment in the franchise. Revenues, excluding securities gains and the bargain purchase gain recognized in fourth quarter 2015, grew $10.3 million, or 28%, compared to prior year levels while adjusted noninterest expense1 grew 14% primarily related to salaries, data processing, and occupancy expenses, which increased $1.7 million, $0.8 million, and $0.5 million, respectively.

Noninterest expense decreased $3.1 million from the third quarter 2016, partially due to a higher level of merger expenses and other nonrecurring expenses recorded in the third quarter. Of the salary decrease of $1.7 million, $0.9 million related to accrual reversals for cash and stock compensation incentives that we anticipate will start accruing again during first quarter 2017. Adjusted noninterest expense1 declined $1.3 million, or 4%. Contributing to the lower adjusted noninterest expense1 during the fourth quarter of 2016 were $1.2 million of reductions for salary costs, occupancy, and data processing expense.

Fourth Quarter 2016 Balance Sheet Highlights

Strong Originations Drive Loan Portfolio Even Higher

Net loans totaled $2.88 billion, an increase of $723 million, or 34%, above the fourth quarter 2015. Excluding acquisitions, loans increased $383 million, or 18%, above the prior year. Loans increased $110 million or 16%, annualized, from third quarter 2016.

Loan production continued at a record pace for a second consecutive quarter. Commercial loan originations reached $145 million, a record quarter and well ahead of $80 million of production in the fourth quarter of 2015. The commercial pipeline (in underwriting and approval or approved and not yet closed) totaled $89 million at December 31, 2016.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Consumer loan and small business originations totaled $83 million during the fourth quarter of 2016 compared to $60 million one year ago. Closed residential production for the quarter totaled $119 million compared with $60 million during the fourth quarter 2015, with a total residential pipeline of $73 million as of December 31, 2016, up from a pipeline of $30 million one year ago.

(Dollars in thousands)	4Q16	3Q16	2Q16	1Q16	4Q15

Commercial pipeline	$88,814	$119,394	$113,261	$97,953	$105,556
Commercial loans closed	144,975	109,078	111,133	67,252	80,003

Residential pipeline	$72,604	$79,379	$66,083	$57,739	$30,340
Residential loans retained	74,745	68,748	64,003	36,335	24,905
Residential loans sold	81,141	79,151	39,499	30,345	35,278

Credit Quality Remains Stable and Strong

The provision for loan losses was $1.0 million for the fourth quarter of 2016, up from $369,000 in the fourth quarter 2015 and $550,000 recorded in the third quarter 2016. The higher provision was the result of strong loan growth along with net charge-offs of $283,000 during the quarter, compared to $1.4 million in net recoveries collected during the third quarter 2016 and $569,000 in net charge-offs in the fourth quarter 2015. The ratio of allowance for loan losses to non-acquired loans was 0.96% as of December 31 2016, a slight decrease from 1.00% as of September 30, 2016.

Additional highlights include:

•	Nonperforming assets to total assets declined to 0.60%, compared to 0.69% one year ago. Of $28.0 million in nonperforming assets, nine properties at a carrying value of $5.7 million relate to closed branch properties held as REO.
•	The ratio of allowance for loan losses to nonperforming loans stood at 106.8%, more than covering nonperforming loans.

Deposits Built on Core Customer Growth and Acquired Deposits

Total deposits were $3.52 billion as of December 31, 2016, $679 million or 24% above the fourth quarter 2015. Core customer funding increased to $3.38 billion, a $653 million or 24% increase. Excluding acquisitions, core customer funding increased by $143 million or 5% and total deposits increased $13 million or 2% above the fourth quarter 2015. Core customer funding increased $63 million and total deposits grew $13 million compared to the third quarter 2016. Seacoast realized growth in deposits despite planned decreases in high-cost acquired certificates of deposit and significant branch consolidation. Total deposits per branch location increased to $75 million as of December 31, 2016, compared to $66 million one year prior.

Aggregate noninterest demand and low cost interest-bearing demand deposits increased $77 million or 4% (not annualized) from the third quarter of 2016 and $433 million or 27% from the fourth quarter of 2015. Excluding acquired deposits, noninterest demand deposits increased $110 million over the fourth quarter 2015. No cost demand and interest bearing demand accounts were 57% of deposit balances.

(Dollars in thousands)	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016	Fourth Quarter 2015
Customer Relationship Funding

Noninterest demand	$1,148,309	$1,168,542	$1,146,792	$1,054,069	$854,447
Interest-bearing demand	873,727	776,480	776,388	750,904	734,749
Money market	802,697	858,931	860,930	741,657	665,353
Savings	346,662	340,899	330,928	313,179	295,851
Time certificates of deposit	351,850	365,641	386,278	362,638	293,987
Total deposits	$3,523,245	$3,510,493	$3,501,316	$3,222,447	$2,844,387
Customer sweep accounts	$204,202	$167,693	$183,387	$198,330	$172,005
Total core customer funding	$3,375,597	$3,312,545	$3,298,425	$3,058,139	$2,722,405
Demand deposit mix (noninterest bearing)	32.6%	33.3%	32.8%	32.7%	30.0%

Other Highlights

Income Taxes

Seacoast recorded a $5.3 million income tax provision in the fourth quarter of 2016, compared to $4.3 million in the third quarter of 2016 and $3.7 million in the prior year. The fourth and third quarter 2016 tax provisions benefited from the early adoption of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. As a result, Seacoast recorded a benefit of $383,000 and $418,000 for the fourth and third quarter, respectively, adding approximately $0.01 per diluted share to each quarter.

Excluding the adoption of ASU 2016-09, the total year effective tax rate was 35.6%, down from 37.9% in 2015, reflecting active management of the company’s tax position. Implementation of this new accounting standard will continue to have an impact on the effective tax rate in future periods depending on stock-based compensation grants and their related vesting and exercise timing, as well as stock price.

Capital Ratios Remain at Strong Levels

The common equity tier 1 capital ratio (CET1) was 10.8%, total capital ratio was 13.3% and the tier 1 leverage ratio was 9.2% at December 31, 2016, essentially flat with the prior quarter as strong earnings grew capital in line with balance sheet growth.

Tangible book value per share increased $0.02 to $9.37 while book value per share remained flat at $11.45 compared to the third quarter of 2016. Tangible common equity to assets was 7.7% at December 31, 2016. Tangible book value and tangible common equity ratios were impacted by earnings strength, offset by a decrease in unrealized gains (losses) on AFS securities.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $4.7 billion in assets and $3.5 billion in deposits as of December 31, 2016. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 47 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Important information About the Proposed Merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Seacoast has filed a registration statement on Form S-4 with the SEC, which includes a preliminary proxy statement of GulfShore and a preliminary prospectus of Seacoast regarding the proposed merger with GulfShore into Seacoast.  After the registration statement is declared effective by the SEC, GulfShore will deliver a definitive proxy statement to its shareholders.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER DOCUMENTS FILED BY SEACOAST WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY DO OR WILL CONTAIN IMPORTANT INFORMATION.

Investors can obtain (when available) a free copy of the proxy statement/prospectus, as well as other filings containing information about Seacoast and GulfShore, at the SEC's website (http://www.sec.gov), with respect to information about Seacoast, and GulfShore’s website (www.gulfshorebank.com), with respect to information about GulfShore.  Investors can also obtain these documents, free of charge, at http://www.seacoastbanking.com under the tab "Investor Relations" and then under the tab "Financials/Regulatory Filings."  Copies of the proxy statement/prospectus and any other filing by Seacoast with the SEC can also be obtained, free of charge, by directing a request to Investor Relations, 815 Colorado Avenue, P.O. Box 9012, Stuart, FL 34994, (772) 288-6085.

Seacoast, GulfShore, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on April 7, 2016, and amendments thereto, and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus.  You may obtain free copies of these documents as described in the preceding paragraph.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled adjusted net income; adjusted diluted earnings per share; return on average tangible common equity; adjusted revenue; adjusted return on assets; adjusted return on average tangible common equity; adjusted efficiency ratio; adjusted pre-tax, pre-provision income; annualized adjusted operating expenses as a percent of average assets; and adjusted noninterest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are net income, diluted earnings per share, return on average equity, revenues, return on average assets, return on average equity, expenses/revenues, net income, noninterest expense as a percent of average assets, and noninterest expense, respectively.

Management uses the non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and in facilitating comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The company presents non-GAAP measures to remove or adjust for items like transaction related merger and acquisition costs or other costs or revenue items that are not related to the ongoing operations of the company as well as to adjust intangible assets and intangible asset amortization from acquired companies. The Company believes these measures are useful to investors because removing the amount of intangible assets and amortization thereof, and removing costs and revenues not related to ongoing operations of the company (the level of which may vary from company to company and from period to period), allows investors to more easily compare the Company's capital position and financial performance to other companies in the industry that present similar measures. The Company also believes that removing these items provides a more relevant measure of the Company's financial performance from period to period. These measures are utilized by management to assess the capital adequacy and profitability of the Company. These disclosures should not be considered an alternative to GAAP. The computations of adjusted net income; adjusted diluted earnings per share; return on average tangible common equity; adjusted revenue; adjusted return on assets; adjusted return on average tangible common equity; adjusted efficiency ratio; adjusted pre-tax, pre-provision income; annualized adjusted operating expenses as a percent of average assets; and adjusted noninterest expense and the reconciliation of these measures are set forth in the tables below:

(Dollars in thousands except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2016	2016	2016	2016	2015
Net income	$10,771	$9,133	$5,332	$3,966	$6,036

BOLI income (benefits upon a death)	0	0	0	(464)	0
Security gains	(7)	(225)	(47)	(89)	(1)
Bargain purchase gain	0	0	0	0	(416)
Total Adjustments to Revenue	(7)	(225)	(47)	(553)	(417)

Severance	165	287	464	306	187
Merger related charges	559	1,628	2,448	4,038	1,043
Branch closure charges and costs related to expense initiative	0	678	1,121	691	0
Miscellaneous losses	0	0	0	0	48
Early redemption cost for FHLB advances	0	0	1,777	0	0
Total Adjustments to Noninterest Expense	724	2,593	5,810	5,035	1,278

Effective tax rate on adjustments	(152)	(913)	(2,322)	(1,690)	(328)
Adjusted Net Income	$11,337	$10,588	$8,773	$6,758	$6,569
Earnings per diluted share, as reported	$0.28	$0.24	$0.14	$0.11	$0.18
Adjusted Earnings per Diluted Share	0.30	0.28	0.23	0.19	0.19
Average shares outstanding (000)	38,252	38,170	38,142	35,453	34,395

Adjusted net income	$11,337	$10,588	$8,773	$6,758	$6,569
Provision for loan losses	1,000	550	662	199	369
Income taxes	5,438	5,232	5,172	4,125	4,052
Adjusted Pretax, Pre-provision Income	$17,775	$16,370	$14,607	$11,082	$10,990

Revenue	$47,354	$47,437	$43,651	$38,941	$37,299
Total adjustments to revenue	(7)	(225)	(47)	(553)	(417)
Adjusted Revenue	$47,347	$47,212	$43,604	$38,388	$36,882
Noninterest Expense	$30,297	$33,435	$34,808	$32,341	$27,169
Total adjustments to noninterest expense	724	2,593	5,810	5,035	1,278
Adjusted Noninterest Expense	$29,573	$30,842	$28,998	$27,306	$25,891

Adjusted noninterest expense	$29,573	$30,842	$28,998	$27,306	$25,891
Foreclosed property expense & amortization of intangibles	(641)	(851)	(553)	(484)	(324)
Net adjusted noninterest expense	$28,932	$29,990	$28,445	$26,822	$25,567

Adjusted revenue	$47,347	$47,212	$43,604	$38,388	$36,882

Impact of FTE adjustment	204	287	308	127	117
Adjusted revenue on a fully taxable equivalent basis	$47,551	$47,499	$43,912	$38,515	$36,999
Adjusted Efficiency Ratio	60.84%	63.14%	64.78%	69.64%	69.10%

Return on average assets (ROA)	0.94%	0.82%	0.51%	0.44%	0.69%

Impact of adjustments for adjusted net income	0.05	0.13	0.33	0.31	0.06
Adjusted Return on Average Assets (Adjusted ROA)	0.99%	0.95%	0.84%	0.75%	0.75%

Return on Average Common Equity	9.8%	8.4%	5.2%	4.3%	6.8%
Impact of removing average intangible assets and related amortization	2.7	2.5	1.4	0.8	1.0
Return on Average Tangible Common Equity (ROTCE)	12.5	10.9	6.6	5.1	7.8

Impact of adjustments for adjusted net income	0.6	1.7	4.0	3.4	1.1
Adjusted Return on Average Tangible Common Equity	13.1%	12.6%	10.6%	8.5%	8.9%

NONINTEREST EXPENSE
	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
(Dollars in thousands)	2016	2016	2016	2016	2015
Salaries and wages	$12,324	$13,431	$12,769	$12,137	$10,948
Employee benefits	2,475	2,397	2,476	2,389	2,178
Outsourced data processing costs	3,030	3,223	2,698	2,488	2,457
Telephone / data lines	502	539	539	529	412
Occupancy expense	2,783	2,806	2,523	2,251	2,314
Furniture and equipment expense	1,177	1,073	1,122	966	952
Marketing expense	816	768	836	997	1,128
Legal and professional fees	1,922	1,696	1,574	1,583	1,568
FDIC assessments	661	517	643	544	551
Asset Management Disposition	84	219	160	90	84
OREO & REPO Loss/(Gain)	(161)	(96)	(201)	(51)	(157)
Amortization of intangibles	719	727	594	446	397
Other	3,241	3,542	3,265	2,937	3,059
Total Adjusted Noninterest Expense	29,573	30,842	28,998	27,306	25,891
Severance and organizational changes	165	287	464	306	187
Legal and professional fees for acquisition and expense initiatives	559	1,628	2,448	4,038	1,043
Branch closure	0	678	1,121	691	0
Miscellaneous losses	0	0	0	0	48
Early redemption cost for FHLB advances	0	0	1,777	0	0

Total Noninterest Expense	$30,297	$33,435	$34,808	$32,341	$27,169

FINANCIAL HIGHLIGHTS	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Summary of Earnings
Net income	$10,771	$9,133	$6,036	$29,202	$22,141
Net interest income (1)	37,628	37,735	29,216	140,514	109,968
Net interest margin (1), (2)	3.56%	3.69	3.67	3.63	3.64
					.
Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.94%	0.82%	0.69%	0.69%	0.67%
Return on average shareholders' equity-GAAP basis (2), (3)	9.80	8.44	6.78	7.06	6.56
Return on average tangible shareholders' equity-GAAP basis (2), (3), (4)	12.51	10.91	7.83	8.87	7.59
Efficiency ratio (5)	62.36	68.60	72.57	72.13	71.58
Noninterest income to total revenue	20.96	20.68	21.10	21.14	22.63

Per Share Data
Net income diluted-GAAP basis	$0.28	$0.24	$0.18	$0.78	$0.66
Net income basic-GAAP basis	0.29	0.24	0.18	0.79	0.66
Book value per share common	11.45	11.45	10.29	11.45	10.29
Tangible book value per share	9.37	9.35	9.31	9.37	9.31
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.
(4)	The Company defines tangible common equity as total shareholder's equity less intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue
(net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and bargain purchase gain, net).

FINANCIAL HIGHLIGHTS

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	December 31,
(Dollars in thousands, except share data)	2016	2016	2015

Selected Financial Data
Total assets	$4,680,932	$4,513,934	$3,534,780
Securities available for sale (at fair value)	950,503	866,613	790,766
Securities held for investment (at amortized cost)	372,498	392,138	203,525
Net loans	2,856,136	2,746,654	2,137,202
Deposits	3,523,245	3,510,493	2,844,387
Total shareholders' equity	435,397	435,519	353,453

Average Balances (Year-to-Date)
Total average assets	$4,201,822	$4,077,463	$3,304,397
Less: intangible assets	66,611	62,240	33,277
Total average tangible assets	$4,135,211	$4,015,223	$3,271,120

Total average equity	$413,874	$406,080	$337,367
Less: intangible assets	66,611	62,240	33,277
Total average tangible equity	$347,264	$343,840	$304,090

Credit Analysis
Net (recoveries) year-to-date - non-acquired loans	$(2,040)	$(2,182)	$(609)
Net charge-offs year-to-date - acquired loans	178	37	1,196
Total net charge-offs (recoveries) year-to-date	$(1,862)	$(2,145)	$587

Net (recoveries) to average loans (annualized) - non-acquired loans	(0.08)%	(0.12)%	(0.03)%
Net charge-offs to average loans (annualized) - acquired loans	0.01	0.01	0.06
Total net charge-offs (recoveries) to average loans (annualized)	(0.07)	(0.11)	0.03

Loan loss provision (recapture) year-to-date - non-acquired loans	$2,213	$1,052	$1,375
Loan loss provision year-to-date - acquired loans	198	359	1,269
Total loan loss provision year-to-date	$2,411	$1,411	$2,644

Allowance to loans at end of period - non-acquired loans	0.96%	1.00%	1.03%
Discount for credit losses to acquired loans at end of period	4.18	4.24	4.24

Nonperforming loans - non-acquired loans	$11,023	$10,561	$12,758
Nonperforming loans - acquired loans	7,048	7,876	4,628
Other real estate owned - non-acquired	3,041	3,681	3,699
Other real estate owned - acquired	1,203	1,468	3,340
Bank branches closed inculded in other real estate owned	5,705	7,585	0
Total nonperforming assets	$28,020	$31,171	$24,425

Restructured loans (accruing)	$17,711	$19,272	$19,970

Purchased noncredit impaired loans	$440,690	$484,006	$308,737
Purchased credit impaired loans	12,996	13,057	12,109
Total acquired loans	$453,686	$497,063	$320,846

Nonperforming loans to loans at end of period - non-acquired loans	0.38%	0.38%	0.59%
Nonperforming loans to loans at end of period - acquired loans	0.24	0.28	0.22
Total nonperforming loans to loans at end of period	0.63	0.66	0.81

Nonperforming assets to total assets - non-acquired	0.42%	0.48%	0.47%
Nonperforming assets to total assets - aquired	0.18	0.21	0.22
Total nonperforming assets to total assets	0.60	0.69	0.69

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2016	2015	2016	2015

Interest on securities:
Taxable	$6,880	$5,312	$26,133	$20,341
Nontaxable	287	144	1,036	585
Interest and fees on loans	32,007	25,184	119,217	94,469
Interest on federal funds sold and other investments	517	275	1,669	1,022
Total Interest Income	39,691	30,915	148,055	116,417

Interest on deposits	622	598	2,593	2,085
Interest on time certificates	598	265	2,074	1,228
Interest on borrowed money	1,046	952	3,800	3,617
Total Interest Expense	2,266	1,815	8,467	6,930

Net Interest Income	37,425	29,100	139,588	109,487
Provision for loan losses	1,000	369	2,411	2,644
Net Interest Income After Provision for Loan Losses	36,425	28,731	137,177	106,843

Noninterest income:
Service charges on deposit accounts	2,612	2,229	9,669	8,563
Trust fees	969	791	3,433	3,132
Mortgage banking fees	1,616	955	5,864	4,252
Brokerage commissions and fees	480	511	2,044	2,132
Marine finance fees	115	205	673	1,152
Interchange income	2,334	1,989	9,227	7,684
Other deposit based EFT fees	125	99	477	397
BOLI income	611	396	2,213	1,426
Gain on participated loan	0	0	0	725
Other	1,060	607	3,827	2,555
	9,922	7,782	37,427	32,018
Securities gains, net	7	1	368	161
Bargain purchase gain, net	0	416	0	416
Total Noninterest Income	9,929	8,199	37,795	32,595

Noninterest expenses:
Salaries and wages	12,476	11,135	54,096	41,075
Employee benefits	2,475	2,178	9,903	9,564
Outsourced data processing costs	3,076	2,455	13,516	10,150
Telephone / data lines	502	412	2,108	1,797
Occupancy	2,830	2,314	13,122	8,744
Furniture and equipment	1,211	1,000	4,720	3,434
Marketing	847	1,128	3,633	4,428
Legal and professional fees	2,370	2,580	9,596	8,022
FDIC assessments	661	551	2,365	2,212
Amortization of intangibles	719	397	2,486	1,424
Asset dispositions expense	84	79	553	472
Net (gain)/loss on other real estate owned and repossessed assets	(161)	(157)	(509)	239
Early redemption cost for Federal Home Loan Bank advances	0	0	1,777	0
Other	3,207	3,097	13,515	12,209
Total Noninterest Expenses	30,297	27,169	130,881	103,770

Income Before Income Taxes	16,058	9,761	44,091	35,668
Income taxes	5,286	3,725	14,889	13,527

Net Income	$10,771	$6,036	$29,202	$22,141

Per share of common stock:

Net income diluted	$0.28	$0.18	$0.78	$0.66
Net income basic	0.29	0.18	0.79	0.66
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	38,252,351	34,395,373	37,508,046	33,744,171
Average basic shares outstanding	37,603,789	34,115,697	36,872,007	33,495,827

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2016				2015
(Dollars in thousands, except per share data)	Fourth	Third	Second	First	Fourth

Interest on securities:
Taxable	$6,880	$6,966	$6,603	$5,683	$5,312
Nontaxable	287	287	299	164	144
Interest and fees on loans	32,007	31,932	29,244	26,034	25,184
Interest on federal funds sold and other investments	517	429	433	290	275
Total Interest Income	39,691	39,614	36,579	32,171	30,915

Interest on deposits	622	679	688	604	598
Interest on time certificates	598	613	550	313	265
Interest on borrowed money	1,046	874	848	1,032	952
Total Interest Expense	2,266	2,166	2,086	1,949	1,815

Net Interest Income	37,425	37,448	34,493	30,222	29,100
Provision for loan losses	1,000	550	662	199	369
Net Interest Income After Provision for Loan Losses	36,425	36,898	33,831	30,023	28,731

Noninterest income:
Service charges on deposit accounts	2,612	2,698	2,230	2,129	2,229
Trust fees	969	820	838	806	791
Mortgage banking fees	1,616	1,885	1,364	999	955
Brokerage commissions and fees	480	463	470	631	511
Marine finance fees	115	138	279	141	205
Interchange income	2,334	2,306	2,370	2,217	1,989
Other deposit based EFT fees	125	109	116	127	99
BOLI income	611	382	379	841	396
Other	1,060	963	1,065	739	607
	9,922	9,764	9,111	8,630	7,782
Securities gains, net	7	225	47	89	1
Bargain purchase gain, net	0	0	0	0	416
Total Noninterest Income	9,929	9,989	9,158	8,719	8,199

Noninterest expenses:
Salaries and wages	12,476	14,337	13,884	13,399	11,135
Employee benefits	2,475	2,425	2,521	2,482	2,178
Outsourced data processing costs	3,076	3,198	2,803	4,439	2,455
Telephone / data lines	502	539	539	528	412
Occupancy	2,830	3,675	3,645	2,972	2,314
Furniture and equipment	1,211	1,228	1,283	998	1,000
Marketing	847	780	957	1,049	1,128
Legal and professional fees	2,370	2,213	2,656	2,357	2,580
FDIC assessments	661	517	643	544	551
Amortization of intangibles	719	728	593	446	397
Asset dispositions expense	84	219	160	90	79
Net gain on other real estate owned and repossessed assets	(161)	(96)	(201)	(51)	(157)
Early redemption cost for Federal Home Loan Bank advances	0	0	1,777	0	0
Other	3,207	3,672	3,548	3,088	3,097
Total Noninterest Expenses	30,297	33,435	34,808	32,341	27,169

Income Before Income Taxes	16,057	13,452	8,181	6,401	9,761
Income taxes	5,286	4,319	2,849	2,435	3,725

Net Income	$10,771	$9,133	$5,332	$3,966	$6,036

Per share of common stock:

Net income diluted	$0.28	$0.24	$0.14	$0.11	$0.18
Net income basic	0.29	0.24	0.14	0.11	0.18
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	38,252,351	38,169,863	38,141,550	35,452,968	34,395,373
Average basic shares outstanding	37,603,789	37,549,804	37,470,071	34,848,875	34,115,697

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	December 31,
(Dollars in thousands, except share data)	2016	2015

Assets
Cash and due from banks	$82,520	$81,216
Interest bearing deposits with other banks	27,124	54,851
Total Cash and Cash Equivalents	109,644	136,067

Securities:
Available for sale (at fair value)	950,503	790,766
Held for investment (at amortized cost)	372,498	203,525
Total Securities	1,323,001	994,291

Loans held for sale	15,332	23,998

Loans	2,879,536	2,156,330
Less: Allowance for loan losses	(23,400)	(19,128)
Net Loans	2,856,136	2,137,202

Bank premises and equipment, net	58,684	54,579
Other real estate owned	9,949	7,039
Goodwill	64,649	25,211
Other intangible assets	14,572	8,594
Bank owned life insurance	84,580	43,579
Net deferred tax assets	60,818	60,274
Other assets	83,567	43,946
	$4,680,932	$3,534,780

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,148,309	$854,447
Interest-bearing demand	873,727	734,749
Savings	346,662	295,851
Money market	802,697	665,353
Other time certificates	159,887	153,318
Brokered time certificates	7,342	9,403
Time certificates of $100,000 or more	184,621	131,266
Total Deposits	3,523,245	2,844,387

Securities sold under agreements to repurchase	204,202	172,005
Federal Home Loan Bank borrowings	415,000	50,000
Subordinated debt	70,241	69,961
Other liabilities	32,847	44,974
	4,245,535	3,181,327

Shareholders' Equity
Common stock	3,802	3,435
Additional paid in capital	454,001	399,162
Accumulated deficit	(13,657)	(42,858)
Treasury stock	(1,236)	(73)
	442,910	359,666
Accumulated other comprehensive (loss), net	(7,513)	(6,213)
Total Shareholders' Equity	435,397	353,453
	$4,680,932	$3,534,780

Common Shares Outstanding	38,021,835	34,351,409

Note:  The balance sheet at December 31, 2015 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2016				2015
(Dollars in thousands, except per share data)	Fourth	Third	Second	First	Fourth
Net income	$10,771	$9,133	$5,332	$3,966	$6,036

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.94%	0.82%	0.51%	0.44%	0.69%
Return on average tangible assets (2),(3),(4)	1.00	0.88	0.56	0.48	0.73
Return on average shareholders' equity-GAAP basis (2),(3)	9.80	8.44	5.15	4.30	6.78
Efficiency ratio (5)	62.36	68.60	78.01	81.73	72.57
Noninterest income to total revenue	20.96	20.68	20.89	22.21	21.10

Net interest margin (1),(2)	3.56%	3.69	3.63	3.68	3.67
Average equity to average assets	9.56	9.74	9.91	10.30	10.20

Credit Analysis Excluding Acquired Loans
Net charge-offs (recoveries) - non-acquired loans	$142	$(1,328)	$(315)	$(539)	$245
Net charge-offs - acquired loans	141	(81)	(24)	142	324
Total net charge-offs (recoveries)	$283	$(1,409)	$(339)	$(397)	$569

Net charge-offs (recoveries) to average loans - non-acquired loans	0.02%	(0.20)%	(0.05)%	(0.10)%	0.05%
Net charge-offs to average loans - acquired loans	0.02	(0.01)	0.00	0.03	0.06
Toral net charge-offs (recoveries) to average loans	0.04	(0.21)	(0.05)	(0.07)	0.11

Loan loss provision (recapture) - non-acquired loans	$1,161	$649	$423	$(20)	$(40)
Loan loss provision - acquired loans	(161)	(99)	239	219	409
Total loan loss provision	$1,000	$550	$662	$199	$369

Allowance to loans at end of period - non-acquired loans	0.96%	1.00%	1.01%	1.04%	1.03%
Discount for credit losses to acquired loans at end of period	4.18	4.24	3.96	3.79	4.24

Nonperforming loans - non-acquired loans	$11,023	$10,561	$10,919	$11,881	$12,758
Nonperforming loans - acquired loans	7,048	7,876	4,360	3,707	4,628
Other real estate owned - non-acquired	3,041	3,681	3,791	5,042	3,699
Other real estate owned - acquired	1,203	1,468	1,644	2,415	3,340
Bank branches closed inculded in other real estate owned	5,705	7,585	3,259	634	0
Total nonperforming assets	$28,020	$31,171	$23,973	$23,679	$24,425

Restructured loans (accruing)	$17,711	$19,272	$20,337	$19,956	$19,970

Purchased noncredit impaired loans	$440,690	$484,006	$554,519	$558,262	$320,349
Purchased credit impaired loans	12,996	13,057	13,652	16,531	12,109
Total acquired loans	$453,686	$497,063	$568,171	$574,793	$332,458

Nonperforming loans to loans at end of period - non-acquired loans	0.38%	0.38%	0.42%	0.48%	0.59%
Nonperforming loans to loans at end of period - acquired loans	0.24	0.28	0.16	0.15	0.22
Total nonperforming loans to loans at end of period	0.63	0.66	0.58	0.63	0.81

Nonperforming assets to total assets - non-acquired	0.42%	0.48%	0.41%	0.44%	0.47%
Nonperforming assets to total assets - acquired	0.18	0.21	0.14	0.15	0.22
Total nonperforming assets to total assets	0.60	0.69	0.55	0.59	0.69

Per Share Common Stock
Net income diluted-GAAP basis	$0.28	$0.24	$0.14	$0.11	$0.18
Net income basic-GAAP basis	0.29	0.24	0.14	0.11	0.18

Cash dividends declared	0.00	0.00	0.00	0.00	0.00
Book value per share common	11.45	11.45	11.20	10.91	10.29

Average Balances
Total average assets	$4,572,188	$4,420,438	$4,206,800	$3,601,381	$3,463,277
Less: Intangible assets	79,677	80,068	69,449	37,006	34,457
Total average tangible assets	$4,492,512	$4,340,370	$4,137,351	$3,564,375	$3,428,820

Total average equity	$437,077	$430,410	$416,748	$370,816	$353,392
Less: Intangible assets	79,677	80,068	69,449	37,006	34,457
Total average tangible equity	$357,400	$350,342	$347,299	$333,810	$318,935

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue
(net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and bargain purchase gain, net).

	December 31,	December 31,
SECURITIES	2016	2015
Mortgage-backed
U.S. Treasury and U.S. Government Agencies	$12,328	$3,911
Mortgage-backed	616,820	539,688
Collateralized loan obligations	124,889	122,583
Obligations of states and political subdivisions	62,888	39,891
Corporate and other debt securities	73,861	44,273
Private commercial mortgage backed securities	59,717	40,420
Securities Available for Sale	950,503	790,766

Mortgage-backed	313,576	162,225
Collateralized loan obligations	41,547	41,300
Securities Held for Investment	355,123	203,525
Total Securities	$1,305,626	$994,291

	December 31,	December 31,
LOANS	2016	2015

Construction and land development	$160,116	$108,787
Real estate mortgage	2,194,379	1,733,163
Installment loans to individuals	153,945	85,356
Commercial and financial	370,589	228,517
Other loans	507	507
Total Loans	$2,879,536	$2,156,330

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2016						2015
	Fourth Quarter			Third Quarter			Fourth Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,251,015	$6,880	2.20%	$1,264,345	$6,966	2.20%	$924,730	$5,312	2.30%
Nontaxable	28,589	441	6.17	28,344	441	6.22	14,932	220	5.89
Total Securities	1,279,604	7,321	2.29	1,292,689	7,407	2.29	939,662	5,532	2.35

Federal funds sold and other investments	90,437	517	2.28	55,465	429	3.08	93,728	275	1.16

Loans, net	2,833,895	32,056	4.50	2,720,121	32,065	4.69	2,121,053	25,224	4.72

Total Earning Assets	4,203,936	39,894	3.78	4,068,275	39,901	3.90	3,154,442	31,031	3.90

Allowance for loan losses	(22,819)			(21,934)			(19,940)
Cash and due from banks	90,082			84,592			85,951
Premises and equipment	59,108			62,552			55,139
Intangible assets	79,620			80,068			34,457
Bank owned life insurance	48,954			43,860			43,419
Other assets	113,307			103,025			109,809

	$4,572,188			$4,420,438			$3,463,277

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$812,056	$149	0.07%	$781,620	$151	0.08%	$666,640	$129	0.08%
Savings	343,753	44	0.05	331,685	41	0.05	292,761	39	0.05
Money market	824,440	429	0.21	864,228	487	0.22	664,512	430	0.26
Time deposits	360,712	598	0.66	374,852	613	0.65	299,189	265	0.35
Federal funds purchased and securities sold under agreements to repurchase	184,612	110	0.24	184,170	118	0.25	168,444	89	0.21
Federal Home Loan Bank borrowings	339,457	392	0.46	223,467	240	0.43	50,000	405	3.21
Other borrowings	70,197	544	3.08	70,137	516	2.93	69,927	458	2.60

Total Interest-Bearing Liabilities	2,935,227	2,266	0.31	2,830,159	2,166	0.30	2,211,473	1,815	0.33

Noninterest demand	1,167,687			1,131,073			878,709
Other liabilities	32,197			28,796			19,703
Total Liabilities	4,135,111			3,990,028			3,109,885

Shareholders' equity	437,077			430,410			353,392

	$4,572,188			$4,420,438			$3,463,277

Interest expense as a % of earning assets			0.21%			0.21%			0.23%
Net interest income as a % of earning assets		$37,628	3.56%		$37,735	3.69%		$29,216	3.67%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2016				2015
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Customer Relationship Funding (Period End)
Noninterest demand
Commercial	$860,449	$892,876	$860,953	$768,890	$592,621
Retail	220,134	209,351	211,722	212,367	198,077
Public funds	48,690	42,147	44,275	52,244	46,300
Other	19,036	24,168	29,842	20,568	17,449
	1,148,309	1,168,542	1,146,792	1,054,069	854,447

Commercial	102,320	100,824	102,105	101,767	77,500
Retail	591,808	567,286	549,301	496,846	479,056
Public funds	179,599	108,370	124,982	152,291	178,193
	873,727	776,480	776,388	750,904	734,749

Total transaction accounts
Commercial	962,769	993,700	963,058	870,657	670,121
Retail	811,942	776,637	761,023	709,213	677,133
Public funds	228,289	150,517	169,257	204,535	224,493
Other	19,036	24,168	29,842	20,568	17,449
	2,022,036	1,945,022	1,923,180	1,804,973	1,589,196

Savings	346,662	340,899	330,928	313,179	295,851

Money market
Commercial	286,879	313,200	293,724	271,567	208,520
Retail	411,696	411,550	419,821	380,233	312,756
Public funds	104,122	134,181	147,385	89,857	144,077
	802,697	858,931	860,930	741,657	665,353

Time certificates of deposit	351,850	365,641	386,278	362,638	293,987
Total Deposits	$3,523,245	$3,510,493	$3,501,316	$3,222,447	$2,844,387

Customer sweep accounts	$204,202	$167,693	$183,387	$198,330	$172,005

Total core customer funding (1)	$3,375,597	$3,312,545	$3,298,425	$3,058,139	$2,722,405

(1)  Total deposits and customer sweep accounts, excluding certificates of deposits.